As filed with the Office of the Securities and Exchange Commission on January 20, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVERGATE CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Maryland	33-0227337
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)
4250 Executive Square, Suite 300, La Jolla, California 92037
(Address of Principal Executive Offices)

Alan J. Lane
President and Chief Executive Officer
Silvergate Capital Corporation
4250 Executive Square, Suite 300, La Jolla, California 92037
(858) 362-6300
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Kevin M. Houlihan, Esq.
William H. Levay, Esq.
Holland & Knight LLP
800 17th Street, NW
Suite 1100
Washington, DC 20006
(202) 469-5269

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Class A Common Stock, par value $0.01 per share(3)
Preferred Stock, par value $.01 per share(3)
Debt Securities(3)(4)
Warrants(5)
Units(6)
Total

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities offered by this registration statement.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fee required in connection with this registration statement and registration fee will be paid subsequently on a “pay-as-you-go” basis.

(3)
Such indeterminate number of shares of Class A Common or preferred stock or principal amount of debt securities as may, from time to time, be issued (i) at indeterminate prices, or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.

(4)
May consist of one or more series of senior or subordinated debt securities.

(5)
Warrants will represent rights to purchase Class A Common Stock, preferred stock or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)
Such indeterminate number of units, which will be comprised of two or more of the securities registered hereby in any combination

.

Prospectus
Silvergate Capital Corporation
Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Units
We may offer and sell from time to time, and one or more selling shareholders to be identified in the future may offer or sell from time to time, in one or more offerings shares of our Class A common stock, shares of our preferred stock, debt securities, warrants to purchase shares of our Class A common stock, shares of our preferred stock and/or debt securities, and units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. This prospectus provides you with a general description of these securities and the general manner in which we will offer these securities. Each time we and/or any selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, including identifying the names of any selling shareholders.
You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” beginning on page 1 of this prospectus and “Where You Can Find More Information” beginning on page 2 of this prospectus, before you make your investment decision.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “SI.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”
Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus and beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we subsequently file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE SECURITIES OFFERED HEREBY WILL BE EITHER OUR EQUITY SECURITIES OR UNSECURED OBLIGATIONS OF OUR COMPANY AND WILL NOT BE DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SILVERGATE CAPITAL CORPORATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

The date of this Prospectus is January 20, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholders may from time to time offer and sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the Class A common stock, preferred stock, debt securities, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above.
This prospectus provides you with a general description of the securities we and/or any selling shareholders may offer and sell. Each time we and/or any selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, especially the section entitled “Risk Factors” beginning on page 2, and any prospectus supplement before making a decision to invest in any of the securities. You should also carefully read the additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before making a decision to invest in any of the securities.
We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and in any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of a security.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Silvergate,” “the Company,” “the Corporation,” “we,” “us,” “our” and similar terms refer to Silvergate Capital Corporation and its wholly owned subsidiary, Silvergate Bank, which we sometimes refer to as “Silvergate Bank,” “the Bank” or “our Bank,” and references to “common stock” or “Class A common stock” refer to our Class A voting common stock. References to “Class B common stock” refer to our Class B non-voting common stock.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file the document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Annual Report on Form 10-K for the year ended December 31, 2019;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

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Current Reports on Form 8-K filed on January 29, 2020 (with respect to Item 5.02 only), June 2, 2020 and July 15, 2020;

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Annual meeting proxy statement filed on April 16, 2020 (only those portions that have been incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2019); and

•
Description of our capital stock set forth in Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019 and any amendment or report filed with the SEC for the purposes of updating such description.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that we “furnish” to the SEC under Items 2.02 or 7.01 of any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Silvergate Capital Corporation, Chief Legal Officer, 4250 Executive Square, Suite 300, La Jolla, California 92037. Telephone requests should be directed to the Chief Legal Officer at (858) 362-6300.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.
This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.silvergate.com, as well as through document retrieval services.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained, or incorporated by reference, in this prospectus and in any prospectus supplement may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of The Private Securities Litigation Reform Act of 1995.
These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, expected operating results and the assumptions upon which those statements are based. In some cases, you can identify these forward-looking statements by words like “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those words and other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. You should bear this in mind when reading this prospectus and not place undue reliance on these forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•
the success of the digital currency industry, the development and acceptance of which is subject to a high degree of uncertainty, as well as the continued evolution of the regulation of this industry and uncertainty of adoption of digital currencies;

•
the success of the digital currency initiative and our ability to implement aspects of our growth strategy;

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the concentration of our depositor relationships in the digital currency industry generally and among digital currency exchanges in particular;

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our ability to grow or sustain our low-cost funding strategy related to the digital currency initiative;

•
system failure or cybersecurity breaches of our network security;

•
our ability to keep pace with rapid technological changes in the industry or implement new technology effectively;

•
our reliance on third-party service providers for core systems support, informational website hosting, internet services, online account opening and other processing services;

•
economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry and/or our business;

•
increased competition in the financial services industry, particularly from regional and national institutions;

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credit risks, including risks related to the significance of commercial real estate loans in our portfolio, our ability to manage our credit risk effectively and the potential deterioration of the business and economic conditions in our primary market areas;

•
results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses or to write-down assets;

•
changes in the value of collateral securing our loans;

•
our ability to protect our intellectual property and the risks we face with respect to claims and litigation initiated against us;

•
interest rate risk associated with our business, including sensitivity of our interest earning assets and interest bearing liabilities to interest rates, and the impact to our earnings from changes in interest rates;

•
our dependence on our management team and changes in management composition;

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the effectiveness of our internal control over financial reporting and our ability to remediate any future material weakness in our internal control over financial reporting;

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the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals;

•
potential exposure to fraud, negligence, computer theft and cyber-crime and other disruptions in our computer systems relating to our development and use of new technology platforms;

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the adequacy of our risk management framework;

•
our involvement from time to time in legal proceedings, examinations and remedial actions by regulators;

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters;

•
the financial soundness of other financial institutions; and

•
natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.
The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before making an investment decision. Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains, and any prospectus supplement may also contain, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement.
ABOUT SILVERGATE CAPITAL CORPORATION
Silvergate Capital Corporation is the holding company for our wholly owned subsidiary, Silvergate Bank, which we believe is the leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry. We leverage our technology platform and our management team’s expertise to develop solutions for many of the largest U.S. digital currency exchanges and investors around the globe. Our solutions are built on our deep-rooted commitment and proprietary approach to regulatory compliance.

Key to our leadership position and growth strategy is the Silvergate Exchange Network, or the SEN, our proprietary, virtually instantaneous payment network for participants in the digital currency industry which serves as a platform for the development of additional products and services. The SEN has a powerful network effect that makes it more valuable as participants and utilization increase. The SEN has enabled us to significantly grow our noninterest bearing deposit product for digital currency industry participants, which has provided the majority of our funding over the last three years. This unique source of funding is a distinctive advantage over most traditional financial institutions and allows us to generate revenue from a conservative portfolio of investments in cash, short term securities and certain types of loans that we believe generate attractive risk-adjusted returns. In addition, use of the SEN has resulted in an increase in noninterest income that we believe will become a valuable source of additional revenue as we develop and deploy fee-based solutions in connection with our digital currency initiative. We are also evaluating additional products or product enhancements specifically targeted at providing further financial infrastructure solutions to our customers and strengthening SEN network effects. The first of such products is SEN Leverage, which allows our customers to obtain U.S. dollar loans collateralized by bitcoin.
The Company’s assets consist primarily of its investment in Silvergate Bank and its primary activities are conducted through Silvergate Bank. The Company is a registered bank holding company that is subject to supervision by the Board of Governors of the Federal Reserve System, or the Federal Reserve. Silvergate Bank is subject to supervision by the California Department of Financial Protection and Innovation, Division of Financial Institutions, or the DFPI, and, as a Federal Reserve member bank since 2012, the Federal Reserve Bank of San Francisco, or the FRB. Silvergate Bank’s deposits are insured up to legal limits by the Federal Deposit Insurance Corporation, or the FDIC.
Silvergate Bank provides financial services that include commercial banking, commercial and residential real estate lending, mortgage warehouse lending and commercial business lending. Our client base is diverse and consists of business and individual clients in California and other states and includes digital currency-related customers in the United States and internationally. In 2009, we began introducing an expanded array of relationship-oriented business products and services, which has been significantly augmented since 2014 by our digital currency initiative. While our commercial real estate lending activities are concentrated in California, we have a broader, nationwide focus on deposit and cash management services for digital currency-related businesses, as well as mortgage warehouse lending. Our goal is to establish profitable long-term banking relationships.
Financial information related to our operations is included in the notes to the Company’s Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2019, and any consolidated financial statements of the Company that we subsequently file with the SEC, which are incorporated by reference in this prospectus. A detailed discussion of our business is contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports.
Our principal executive office is located at 4250 Executive Square, Suite 300, La Jolla, California 92037 and our telephone number is (858) 362-6300. We maintain an Internet site at http://www.silvergate.com on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.
SUPERVISION AND REGULATION
We are a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended, or the BHC Act. We and Silvergate Bank are extensively regulated under federal and state laws. The regulation of bank holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us and Silvergate Bank, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Supervision and Regulation” and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our Annual Report on Form 10-K and any subsequent reports.
USE OF PROCEEDS
The Company intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement.
The Company will not receive any proceeds from the resale of any securities sold by selling shareholders under this prospectus or any prospectus supplement.
DESCRIPTION OF OUR SECURITIES AND THE SECURITIES TO BE REGISTERED
This prospectus relates to the offer and sale of shares of our Class A common stock, shares of our preferred stock, debt securities, and warrants to purchase shares of our Class A common stock, shares of our preferred stock and/or debt securities, and units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. The following is a summary of the general terms of our capital stock and the securities covered by this prospectus and does not purport to be a complete description. The full terms of our capital stock and the securities covered by this prospectus are set forth in Exhibit 3.1 through Exhibit 4.7, inclusive, to the registration statement that contains this prospectus, which are incorporated by reference in this prospectus. Unless expressly stated otherwise, the following summary does not give effect to provisions of applicable statutory or common law.
Capital Stock
We are authorized by our Articles of Incorporation, as amended, or Articles, to issue up to (i) 125,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 25,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share. Our Articles generally permits the Board of Directors of the Company to increase or decrease the number of authorized shares of capital stock of any class or series without the approval of our shareholders. The authorized but unissued shares of our capital stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
As of January 15, 2021, 18,786,246 shares of our Class A common stock and 64,197 shares of our Class B common stock were issued and outstanding and held by approximately 185 shareholders of record. As of such date, no shares of our preferred stock were issued and outstanding. As of such date, we had 1,247,837 shares available for issuance as share-based payment awards that may be granted under our stock plans.
Common Stock
The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles and Amended and Restated Bylaws, or Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, and to applicable Maryland law, including the Maryland General Corporation Law, or the MGCL.
General
Voting.   Each holder of our Class A common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. The members of our board of directors are elected by a plurality of the votes cast. Our Articles expressly prohibit cumulative voting.
Class B Common Stock.   Our Class B common stock is non-voting while held by the initial holder with certain limited exceptions. Each share of Class B common stock will automatically convert into a share of Class A common stock upon certain sales or transfers by the initial holder of such shares including to an unaffiliated third-party and in a widely dispersed public offering. If Class B common stock is sold or transferred to an affiliate of the initial holder, the Class B common stock would not convert into Class A common stock.
Dividends and Other Distributions.   Subject to certain regulatory restrictions discussed below and to the rights of holders of any preferred stock that we may issue, all shares of our Class A and Class B common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our Class A and Class B common stock would be entitled to share equally in all our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock.
The Federal Reserve has established guidelines with respect to the maintenance of appropriate levels of capital by registered bank holding companies such as the Company. Compliance with such standards, as presently in effect, or as they may be amended from time to time, could possibly limit the amount of dividends that we may pay in the future. In 1985, the Federal Reserve issued a policy statement on the payment of cash dividends by bank holding companies. In the statement, the Federal Reserve expressed its view that a holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income, or which could only be funded in ways that weaken the holding company’s financial health, such as by borrowing. Our ability to pay dividends and make other distributions to our shareholders depends in part upon the receipt of dividends from Silvergate Bank and is limited by federal law. Silvergate Bank is a legal entity separate and distinct from the Company. As a depository institution, the deposits of Silvergate Bank are insured by the FDIC, which is Silvergate Bank’s primary federal regulator. Under certain circumstances the FDIC may determine that the payment of dividends or other distributions by a bank would be an unsafe or unsound practice and to prohibit that payment. The Federal Deposit Insurance Act, or the FDIA, and the FDIC regulations generally allow a bank to pay dividends on common stock only out of net income for the calendar year to date and retained earnings from the prior two calendar years. Additionally, the FDIA generally prohibits an insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its parent holding company if the depository institution would thereafter be undercapitalized. See Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Supervision and Regulation.”
Preemptive Rights.   Holders of our Class A and Class B common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.
Restrictions on Ownership.   The BHC Act generally permits a company to acquire control of the Company with the prior approval of the Federal Reserve. However, any such company is restricted to banking activities, other activities closely related to the banking business as determined by the Federal Reserve and, for some companies, certain other financial activities. The BHC Act defines control in general as ownership of 25% or more of any class of voting securities, the authority to appoint a majority of the board of directors or other exercise of a controlling influence. Federal Reserve regulations provide that ownership of 5% or less of a class of voting securities is not control. As a policy matter, if a company owns more than 7.5% of a class of voting securities, the Federal Reserve expects the company to consult with the agency and in some cases will require the company to enter into passivity or anti-association commitments. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company following the offering, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “SI.” The Transfer Agent for our Class A common stock and Class B common stock is American Stock Transfer & Trust Company, LLC.
Business Combinations under Silvergate’s Articles and Maryland Law
Amendment of the Articles.   In general and except for increases or decreases to our authorized shares of Class A and Class B common stock and any class of capital stock, which may be approved by our board of directors without shareholder approval, our Articles may be amended upon the vote of holders of two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting together as a single class, which is the minimum vote required under Maryland law.
Restrictions on Business Combinations with Interested Shareholders.   Section 3-602 of the MGCL, as in effect on the date hereof, imposes conditions and restrictions on certain “business combinations” (including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation’s stock, or an interested shareholder. Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested shareholder became an interested shareholder. After such five-year period, a business combination with an interested shareholder must be: (a) recommended by the corporation’s board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation’s outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common shareholders receive a “fair price” (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares.
Control Share Acquisition Statute.   Under the MGCL’s control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special shareholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s charter or bylaws permit the acquisition of such shares prior to the acquiring person’s acquisition thereof. Unless a corporation’s charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at “fair value” if the voting rights are not approved or if the acquiring person does not deliver a “control share acquisition statement” to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a shareholder’s meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than 50% of the outstanding stock, objecting shareholders may have their shares appraised and repurchased by the corporation for cash. Pursuant to the terms of our Bylaws, we have opted out from the operation of the control share acquisition law. As such, the above described control share acquisition statute will not be applicable to us and will not apply to shares of stock acquired by a shareholder subsequent to the adoption of the bylaw provision that opts-out of control share acquisition law.
Certain Provisions Potentially Having an Anti-Takeover Effect
Our Articles and Bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our Class A and Class B common stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our Class A and Class B common stock and the removal of our directors or management. These provisions:
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empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

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empower our board of directors, without shareholder approval, to amend our Articles to increase or decrease our authorized shares of Class A and Class B common stock and any class of capital stock that we have the authority to issue;

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divide our board of directors into five classes serving staggered five-year terms;

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provide that directors may be removed from office for cause upon a majority shareholder vote and may be removed from office without cause only upon an 80% shareholder vote;

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eliminate cumulative voting in elections of directors;

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permit our board of directors to alter, amend or repeal our Bylaws or to adopt new bylaws;

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require the request of holders of at least one-fifth of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

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prohibit shareholder action by less than unanimous written consent, thereby requiring virtually all actions to be taken at a meeting of the shareholders;

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require shareholders that wish to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders to provide timely notice of their intent in writing; and

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enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill vacancies created by such increase by a majority vote of the directors present at a meeting of directors.

Our Bylaws may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures for advance notice are not followed, or of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders.
Preferred Stock
Under our Articles, upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of Class A and Class B common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, holders of preferred stock adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. Our board of directors has not designated or established any series of preferred stock. The rights of any series of preferred stock may include, among others:
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general or special voting rights;

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preferential liquidation or preemptive rights;

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preferential cumulative or noncumulative dividend rights;

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redemption or put rights; and

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conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
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adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the Class A and Class B common stock or other series of preferred stock;

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discourage an unsolicited proposal to acquire us; or

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facilitate a business combination involving us.

The existence of shares of authorized undesignated preferred stock enables us to meet possible contingencies or opportunities in which the issuance of shares of preferred stock may be advisable, such as in the case of acquisition or financing transactions. Having shares of preferred stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of common stock.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Debt Securities
The debt securities are to be issued under an indenture, or the indenture, between us and the trustee named in the applicable prospectus supplement as trustee, or the trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.
The following summary of certain provisions of the indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement, as the case may be.
We are a bank holding company for Silvergate Bank, and almost all of our operating assets are owned by Silvergate Bank. We are a legal entity separate and distinct from Silvergate Bank. We rely primarily on dividends from Silvergate Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Silvergate Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Silvergate Bank, and holders of debt securities should look only to our assets for payments of the debt securities.
Terms of Debt Securities
The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as our board of directors may determine. The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.
The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:
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the title of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the third party to whom any interest on the debt securities will be payable, if other than the third party in whose name the debt securities are registered at the close of business on the regular record date for such interest;

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the date or dates on which the principal of the debt securities will be payable;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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the place or places where the principal of and any premium and interest on the debt securities will be payable;

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the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;
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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

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the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

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if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

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if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

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if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “— Defeasance and Covenant Defeasance — Defeasance and Discharge” on page 18 of this prospectus or “— Defeasance and Covenant Defeasance — Defeasance of Certain Covenants” on page 18 of this prospectus, or under both such captions;

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if applicable, whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “— Global Debt Securities” on pages 13-14 of this prospectus and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

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any addition to or change in the covenants in the indenture applicable to the debt securities; and

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any other terms of debt securities not inconsistent with the provisions of the indenture.

Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.

In addition, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement. If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.
Senior Debt Securities
Payment of the principal of and any premium and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.
Subordinated Debt Securities
Payment of the principal of and any premium and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities, as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global debt securities, a holder may present debt securities for exchange as provided above, or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office or agency of Silvergate at the place or places where the principal of and any premium and interest on the debt securities are payable. A holder will not incur a service charge for any registration of transfer or exchange of debt securities, but a holder must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or us or our agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We expect to appoint the trustee as security registrar. Any agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional agents or rescind the designation of any agent or approve a change in the office through which any agent acts, except that we will be required to maintain an agent in each place of payment for the debt securities of each series.
If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.
Global Debt Securities
Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.
Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:
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by the depositary to its nominee;

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by a nominee of the depositary to the depositary or another nominee; or

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by the depositary or any nominee to a successor of the depositary, or a nominee of the successor,

unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (ii) there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities represented by such global debt security, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.
As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, a holder will not be entitled to have such global debt security or any securities registered by the global debt security registered in its name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.
Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee, referred to as participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to holders of debt securities, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.
Payments and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at our office or the office of an agent or agents as we may designate for such purpose from time to time. Any such agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional agents or rescind the designation of any agent or approve a change in the office through which any agent acts, except that we will be required to maintain an agent in each place of payment for the debt securities of a particular series.
All moneys or U.S. government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, a holder of debt securities is entitled to seek payment only from us as a general unsecured creditor.
Consolidation, Merger and Sale of Assets
The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (i) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (ii) after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, exists, and (iii) certain other conditions as prescribed in the indenture are met.
The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.
Events of Default
Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:
(a)
our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

(b)
our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(c)
our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(d)
our failure to observe or perform any other covenant or warranty of ours contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), which failure continues for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(e)
with respect to senior debt securities, acceleration of any indebtedness for borrowed money by us having an aggregate principal amount outstanding of at least $25 million (or such other amount as may be agreed upon), if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; or

(f)
certain events related to our bankruptcy, insolvency or reorganization.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.
If an event of default (other than those described in clause (f) above) occurs and is continuing with respect to debt securities of any series at the time outstanding, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of debt securities outstanding may declare the entire principal amount of all of the series of debt securities due and payable immediately.
If, however, an event of default (other than those described in clause (f) above) has occurred and is continuing for less than all of the series of debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the debt securities may declare the entire principal amount of all debt securities of such affected series due and payable immediately.
If an event of default described in clause (f) above with respect the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable.
At any time following any declaration of acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as such direction does not conflict with any rule of law or with the indenture, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, (iii) such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.
We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the best of such officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults and the nature and status thereof.
Modification and Waiver
Modifications of and amendments to the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by such modification or amendment; provided , however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
(a)
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(b)
reduce the principal amount of, or any premium or interest on, any debt security;

(c)
reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

(d)
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(e)
modify any of the subordination provisions in a manner adverse to the holders of those securities;

(f)
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(g)
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

(h)
reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

(i)
except as provided by the indenture, modify provisions of the indenture relating to modification and waiver.

In addition, as described in the indenture, certain modifications and amendments to the indenture may be made by us and the trustee without the consent of holders of debt securities.
The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of such series of debt securities, waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.
The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (ii) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security, and (iii) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (i) or (ii) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.
Defeasance and Discharge.   The indenture provides that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants .   The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “— Events of Default” on pages 15-16 of this prospectus and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.
Title
We, the trustee and any of our agents or agents of the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Regarding the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.
Warrants
We may issue warrants, including warrants to purchase debt securities, Class A common stock or preferred stock or any combination of the foregoing. Warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to warrants being offered.
A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the currencies in which the price or prices of the warrants may be payable;

•
the designation, amount, and terms of the debt securities, Class A common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•
the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•
if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•
the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
the minimum or maximum amount of the warrants that may be exercised at any one time;

•
any terms relating to the modification of the warrants, including adjustments in the exercise price;

•
information with respect to book-entry procedures, if any;

•
a discussion of any material federal income tax considerations; and

•
any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “Where You Can Find More Information” above.
Units
We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If units are issued, they will be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. A prospectus supplement relating to any units being offered will include specific terms relating to the offering, including a description of any securities included in each unit. Such terms will include:
•
the designation and terms of the units, and the terms of any of the debt securities, Class A common stock, preferred stock and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
a discussion of material federal income tax considerations, if applicable; and

•
whether the units will be issued in fully registered or in global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “Where You Can Find More Information” above.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire securities from us in various transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell securities pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of securities by any selling shareholder by filing a prospectus supplement with the SEC. We may register these securities to permit selling shareholders to resell their securities when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling shareholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the New York Stock Exchange or other applicable exchanges, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling shareholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling shareholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling shareholders may offer securities for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling shareholders, the number and classes of our securities beneficially owned by such selling shareholders that are offered by such prospectus supplement, the amount to be offered for the shareholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of the securities. Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by the prospectus supplement.
We may distribute the securities at different times in one or more transactions. We may sell the securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any underwriter or agent, and we will describe any compensation, in the prospectus supplement.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.
We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase the securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of securities, we will indicate that in the prospectus supplement.
In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.
Each series of securities (other than our Class A common stock) offered will be a new issue of securities and will have no established trading market. The securities (other than our Class A common stock) may or may not be listed on a national securities exchange. No assurance can be given as to the existence of trading markets for any securities offered (other than with respect to our common stock) or the liquidity of any securities offered.
INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS
Our Articles of Incorporation, as amended, or Articles, provide that our directors are not liable to the Company or our shareholders for monetary damages for an act or omission in their capacity as a director to the fullest extent provided by applicable Maryland law. A director may, however, be found liable for:
•
acts or omissions not in good faith;

•
acts or omissions that are the result of active and deliberate dishonesty;

•
any transaction from which the director receives an improper benefit; and

•
acts or omissions that the director has reasonable cause to believe are unlawful.

Our Articles also provide that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Maryland law from any expenses, liabilities or other matters. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
LEGAL MATTERS
The validity of the securities offered pursuant to this prospectus has been passed upon for us by Holland & Knight LLP, Washington, D.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
* * *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table itemizes the expenses we have incurred in connection with the offering of the securities being registered hereby. All amounts shown are estimates.
Registration Fee – Securities and Exchange Commission	$	+
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Miscellaneous		*
Total	$	*

+
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee associated with this registration statement.

*
These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:
(1)
the act or omission of the director was material to the matter giving rise to such proceeding and

A.
was committed in bad faith or

B.
was the result of active and deliberate dishonesty;

(2)
the director actually received an improper personal benefit in money, property, or services; or

(3)
in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.
In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
The Maryland General Corporation Law also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

(1)
a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Corporation has provided for indemnification of directors, officers, employees and agents in Article 9 of its Articles of Incorporation, as amended, or the Articles. This provision of the Articles reads as follows:
(A)   Personal Liability of Directors.   A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director’s liability for monetary damages may not be limited.
(B)   Indemnification.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under Maryland law.
(C)   Advancement of Expenses.   Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.
(D)   Other Rights.   The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
(E)   Insurance.   The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article 9.
(F)   Security Fund; Indemnity Agreements.   By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.
(G)   Modification.   The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
(H)   Proceedings Initiated by Indemnified Persons.   Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.
The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its articles of incorporation the liability of directors and officers to the corporation or to its shareholders for money damages except to the extent:
(1)
the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)
a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Corporation has limited the liability of its directors and officers for money damages in Article 9 of the Articles as noted above.
As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.
Item 16.
Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 2019 (File No. 333-228446)).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 2019 (File No. 333-228446)).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 2019 (File No. 333-228446)).
4.2	Specimen Preferred Stock Certificate*
4.3	Form of Indenture (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 3, 2020 (File No. 333-251095)).
4.4	Form of Note*
4.5	Form of Warrant*
4.6	Form of Warrant Agreement*
4.7	Form of Unit Agreement*
5.1	Opinion of Holland & Knight LLP (filed herewith)

Exhibit No.	Description
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1*

*
To be filed, if necessary, by amendment with a prospectus supplement or as an exhibit to a Current Report on Form 8-K.

Item 17.
Undertakings.

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   N/A;
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) –  (g)    N/A.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) – (k)   N/A.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on January 20, 2021.
SILVERGATE CAPITAL CORPORATION:
By:
/s/ Alan J. Lane

Alan J. Lane
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan J. Lane and John M. Bonino, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 20, 2021.
/s/ Alan J. Lane Alan J. Lane, President, Chief Executive Officer and Director	/s/ Antonio Martino Antonio Martino, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Dennis S. Frank Dennis S. Frank, Chairman of the Board of Directors	/s/ Robert C. Campbell Robert C. Campbell, Lead Director
/s/ Paul D. Colucci Paul D. Colucci, Director	/s/ Karen F. Brassfield Karen F. Brassfield, Director
/s/ Scott A. Reed Scott A. Reed, Director	/s/ Thomas C. Dircks Thomas C. Dircks, Director
/s/ Michael Lempres Michael Lempres, Director	/s/ Colleen Sullivan Colleen Sullivan, Director